UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

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VERONA PHARMA PLC

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MERCK SHARP & DOHME LLC

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Filed by Merck Sharp & Dohme LLC

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Verona Pharma plc.

Commission File No.: 001-38067

This filing contains an investor presentation of Merck & Co., Inc. dated July 9, 2025, made available at https://www.merck.com/investor-relations/events-and-presentations/ related to the potential acquisition of Verona Pharma plc by Merck Sharp & Dohme LLC.

Acquisition of Verona Pharma Merck & Co., Inc., Rahway, N.J., USA July 9, 2025

Important information about the transaction Important Information and Where to Find it In connection with the proposed acquisition of Verona Pharma plc (“Verona Pharma”) by a subsidiary of Merck & Co., Inc. (“Merck”), Verona Pharma will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Additionally, Verona Pharma may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Verona Pharma are urged to read the proxy statement (which will include an explanatory statement in respect of the Scheme of Arrangement of Verona Pharma, in accordance with the requirements of the U.K. Companies Act 2006) and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to Verona Pharma’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Verona Pharma or Merck with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Verona Pharma’s website at https://www.veronapharma.com/investors/, by contacting Verona Pharma’s investor relations department at IR@veronapharma.com, or on Merck’s website at www.merck.com. Participants in the Solicitation Verona Pharma, Merck and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Verona Pharma in connection with the proposed transaction. Information about Verona Pharma’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). You may also find additional information about Verona Pharma’s directors and executive officers in Verona Pharma’s proxy statement for its 2025 Annual General Meeting filed on March 18, 2025 and Verona Pharma’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Information about Merck and its directors and executive officers can be found in Merck’s proxy statement filed on April 9, 2025 and Merck’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Verona Pharma shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Verona Pharma directors and executive officers in the proposed transaction, which may be different than those of Verona Pharma shareholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above. 2

Forward-looking statements This presentation of Merck & Co., Inc., Rahway, N.J., USA ((or the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including with respect to Merck’s proposed acquisition of Verona Pharma, and readers are cautioned not to place undue reliance on such statements. Such forward-looking statements include, but are not limited to, the ability of the company and Verona Pharma to complete the transactions contemplated by the transaction agreement, including the parties’ ability to satisfy the conditions to the consummation of the transaction contemplated thereby, statements about the expected timetable for completing the transaction, the company’s and Verona Pharma’s beliefs and expectations and statements about the benefits sought to be achieved in the company’s proposed acquisition of Verona Pharma, the potential effects of the acquisition on both the company and Verona Pharma, the possibility of any termination of the transaction agreement, as well as the expected benefits and success of Verona Pharma’s products and product candidates. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. There can be no guarantees the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, or that any pipeline candidates will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the proposed transaction contained in the transaction agreement may not be satisfied or waived (including, but not limited to, the failure to obtain the approval of the proposed transaction by Verona Pharma shareholders and the failure to obtain the sanction of the High Court of Justice of England and Wales); the effects of disruption from the transactions contemplated by the transaction agreement and the impact of the announcement and pendency of the transactions on Verona Pharma’s business; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). 3

Agenda Rob Davis Chairman & Chief Executive Officer Strategic Rationale | Rob Davis Dr. Dean Li Scientific Overview | Dr. Dean Li President, Merck Research Laboratories Commercial Opportunity | Jannie Oosthuizen Jannie Oosthuizen Financial Overview | Caroline Litchfield President, Human Health U.S. Q&A Caroline Litchfield Chief Financial Officer 4

Strategic Rationale Rob Davis Chairman & Chief Executive Officer

Merck continues to advance science-led strategy through acquisition of Verona Pharma Science-driven business development that strengthens and complements cardio-pulmonary portfolio Ohtuvayre® is the first novel inhaled COPD maintenance treatment in more than 20 years, a large disease area with significant unmet medical need $107 cash per ADS, representing Multibillion dollar commercial opportunity with potential to total transaction value of drive both near- and long-term revenue growth approximately $10B, expected to close in 4Q 2025 Significant potential to positively impact patients and create shareholder value 6 6

Scientific Overview Dr. Dean Li President, Merck Research Laboratories

Substantial unmet need remains for people with chronic obstructive pulmonary disease (COPD) COPD manifests as chronic bronchitis and/or COPD is a major driver of morbidity and mortality emphysema, both of which limit airflow into and worldwide out of the lungs Symptoms include dyspnea, chronic cough, wheezing, chest tightness, fatigue and exacerbations Patients with exacerbations are more likely to experience disease progression, hospitalization, more frequent and severe exacerbations, potentially leading to death ~50% of patients die within 4 years after their first hospitalization for severe COPD Chronic Bronchitis Emphysema exacerbation 8 Source: Global initiative for chronic obstructive lung disease 2025 report

Ohtuvayre® is the first inhaled COPD maintenance treatment that combines bronchodilatory and non-steroidal anti-inflammatory activity Ohtuvayre® is a dual inhibitor of phosphodiesterase 3 (PDE3) and phosphodiesterase 4 (PDE4) ‒ First novel inhaled mechanism for maintenance treatment of COPD in more than 20 years PDE3 and PDE4 break down cAMP and cGMP – enzyme inhibition causes increased cAMP and cGMP levels, which suppresses drivers of COPD pathology: ‒ Bronchodilation: airways widen and improve airflow as smooth muscles relax ‒ Anti-inflammatory: inhibition of immune cell proliferation reduces inflammation ‒ Mucociliary clearance: increased cilial beating in airway epithelial cells facilitates clearance of mucus plugs 9 Source: Hubert et al, Trends Pharmacol Sci., 2024

Ohtuvayre® demonstrated clinically meaningful improvement in lung function regardless of background therapy in two Phase 3 trials 1 Statistically significant improvement of +87 mL and +94 mL in average FEV AUC from baseline versus placebo 1 0-12h 12-Hour Serial FEV Profile at Week 12 1 ENHANCE-1 ENHANCE-2 10 1. ENHANCE-1, 87 ml [95% CI, 55, 119]; ENHANCE-2, 94 ml [65, 124]; both P < 0.001 ; The mean morning trough FEV in ENHANCE-2 was not statistically significant due to failure higher in the testing hierarchy 1

Pooled data reduced the annualized moderate or severe exacerbation rate over 24 weeks in ENHANCE-1 and ENHANCE-2 ENHANCE-1 ENHANCE-2 Annualized Annualized Exacerbation Exacerbation Event Rate Rate Ratio Event Rate Rate Ratio Treatment Rate p-value Treatment Rate p-value LS mean, (95% CI) LS mean, (95% CI) Reduction Reduction (95% CI) (95% CI) Ensifentrine 3 mg 0.26 0.64 Ensifentrine 3 mg 0.24 0.57 0.0503 0.0090 36% 43% (n = 477) (0.17, 0.40) (0.40, 1.00) (n = 498) (0.18, 0.32) (0.38, 0.87) Placebo 0.41 Placebo 0.42 -- -- -- -- (n = 283) (0.27, 0.63) (n = 291) (0.30, 0.57) 11 Note: COPD exacerbation data is not in the FDA label for Ohtuvayre®; This endpoint was not part of the formal testing hierarchy

ENHANCE-1 and ENHANCE-2 studies demonstrated positive benefit-risk profile of Ohtuvayre® ENHANCE-1 & ENHANCE-2 Pooled 24-Week Safety Population Urinary tract Treatment Back pain Hypertension Diarrhea Safety data demonstrated positive benefit-risk infection profile Ensifentrine 3 mg 18 (1.8%) 17 (1.7%) 13 (1.3%) 10 (1.0%) ‒ 48-week safety data similar to 24-week data (n = 975) ‒ Low rate of discontinuations due to adverse Placebo 6 (1.0%) 5 (0.9%) 6 (1.0%) 4 (0.7%) events (n = 574) 12

Pipeline provides additional potential indications and product opportunities Approved / Product Indication Pre-clinical Phase 1 Phase 2 Phase 3 Available Maintenance treatment of COPD Non-Cystic Fibrosis bronchiectasis Ensifentrine (Nebulizer) Cystic Fibrosis Asthma Ensifentrine + Maintenance LAMA (Nebulizer) treatment of COPD Maintenance treatment of COPD Ensifentrine Asthma (DPI / MDI) Cystic Fibrosis Additional details on following slide 13

# Advancing Phase 2 studies that could further patient benefit

## Non-cystic fibrosis bronchiectasis

Chronic disease marked by **recurrent infection** and **progressive lung damage**

Ohtuvayre® targets **neutrophilic inflammation**, **impacts exacerbations** and key bronchiectasis symptoms

**~370K** diagnosed patients in the U.S.[1,2]

**No approved treatments**

## Ensifentrine + LAMA (glycopyrrolate)

Combines **two bronchodilator mechanisms** with non-steroidal anti-inflammatory effects

**Synergistic effect** demonstrated on bronchial smooth muscle and isolated bronchi with ensifentrine + glycopyrrolate[3]

Early data supports **promising improvement in lung function**, **symptoms**, **quality of life** and **exacerbations** added on to a LAMA[4]

Phase 2 program design **supports dose selection** for Phase 3

1. Prevalence calculated by U.S. Census data and prevalence rate of Bronchiectasis 2. Non-Cystic Fibrosis Bronchiectasis Market Insights, Epidemiology and Market Forecast – 2032, Delveinsight
3. Calzetta L, et al. Pulm Pharmacol Ther. 2015 Jun;32:15-23; Calzetta L, et al. J Pharmacol Exp Ther. 2013 Sep;346(3):414-23 4. Siler, T M, et al. CHEST. 2023 Oct 1;164(4):A4952-4

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Commercial Opportunity Jannie Oosthuizen President, Human Health U.S.

# Significant unmet medical need remains in COPD

COPD is a progressive disease and the 4th leading cause of mortality globally[1]

**Approximately 8.6M patients on maintenance therapy** in the U.S.

- **~50% remain persistently symptomatic**
- Estimated **direct and indirect costs of ~$50B**[2], driven mostly by hospitalizations

COPD significantly impacts **quality of life**, limiting ability to perform daily activities

Common background therapies include **three major classes of maintenance treatment** (LAMA, LABA, ICS)

Goals of COPD maintenance treatment are to **manage symptoms** and **reduce the risk of exacerbations**

1. WHO factsheet 2. Guarascio, A. J., Ray, S. M., Finch, C. K., & Self, T. H. (2013). The clinical and economic burden of chronic obstructive pulmonary disease in the USA. ClinicoEconomics and outcomes research : CEOR, 5, 235-245. https://doi.org/10.2147/CEOR.S34321

16

Ohtuvayre® is a first-in-class novel mechanism with a broad label for the maintenance treatment of COPD in adults First and only product to combine bronchodilation and non-steroidal anti-inflammatory properties in one molecule Recommended in GOLD guidelines 1 LAMA, LABA LABA + LAMA LABA + LAMA Currently being used across the maintenance (Group A) (Group B) (Group E) treatment paradigm Chronic Progressive Disease Aligned with medical community’s goal to reduce steroid use 1. LABA + LAMA + ICS if blood eos ≥ 300 17

# Significant opportunity to benefit patients with COPD[1,2]

**~8.6M**
Maintenance Treated COPD Patients[3]

**~50%**
Persistently Symptomatic
COPD Patients
Regardless of Therapy[2]

**Launch Focus**
**~4.3M**
Persistently Symptomatic Patients

1. Chen, et al., Int J Chron Obstruct Pulmon Dis. 2018;13:1365-1376 2. Phreesia COPD Patient Perceptions Survey 3. Verona Pharma estimates

18

# Strong initial commercial launch with rapid increases across key metrics

Ohtuvayre™ (ensifentrine) Inhalation Suspension 3 mg/2.5 mL



$5.6M
$36.6M
$71.3M
3Q24
4Q24
1Q25

**1Q25:**

**>25%**
growth in new patient starts (vs. 4Q24)

**~5.3K**
prescribers since launch

**~25K**
prescriptions dispensed

**~50%**
increase in prescribers (vs. 4Q24)

**~60%**
prescriptions dispensed were refills

**>425**
prescribers have written for over 20 patients

19

To be updated Ohtuvayre® represents a multibillion dollar commercial opportunity into the mid-2030s COPD therapy market is large and growing Potential to be preferred maintenance therapy for persistently symptomatic patients Expect continued strong uptake by physicians and patients, enabled by favorable payer coverage Intellectual property protection expected through at least mid-2030s Potential expansion opportunity into NCFB 20

Financial Overview Caroline Litchfield Chief Financial Officer

To be updated Financial overview of Verona Pharma acquisition • Merck has agreed to acquire all outstanding shares of Verona Pharma for a purchase price of $107 per ADS • Total transaction value of ~$10 billion (~$9.8 billion net of ~$200 million of cash and investments and debt) Transaction Details • Flexibility to finance the transaction through a combination of cash, commercial paper and new debt issuance 1 • Expected to close in 4Q 2025, subject to Verona Pharma shareholder approval and regulatory approvals • Value creating transaction delivering growth into the next decade • Expected to negatively impact non-GAAP EPS by ~$0.16 in the first 12 months, representing costs associated with financing the transaction partially offset by Ohtuvayre® performance, and will turn accretive to non-GAAP EPS in 2027 and be accretive for the full year 2028 Financial Impact • Expect the transaction will result in the capitalization of most of the purchase price as an intangible asset for Ohtuvayre® and amortized in our GAAP results over time • Not expected to impact credit rating • Retain significant capacity within strong investment-grade credit rating to pursue additional business Capital Allocation development Priorities • Remain committed to funding and growing dividend over time Unchanged • Continue to expect a similar level of share repurchases during 2025, as previously communicated 1. Also subject to sanction by the High Court of England and Wales 22

Q&A Rob Davis Caroline Litchfield Chairman & Chief Chief Financial Officer Executive Officer Dr. Dean Li Peter Dannenbaum President, SVP, Investor Relations Merck Research Laboratories Jannie Oosthuizen President, Human Health U.S.

Appendix 24

Acronyms ADS = American depository share cAMP = Cyclic adenosine monophosphate COPD = Chronic obstructive pulmonary disease cGMP = Cyclic guanosine monophosphate CI = Confidence interval DPI = Dry powder inhaler ICS = Inhaled corticosteroids LABA = Long-acting beta agonist LAMA = Long-acting muscarinic antagonist NCFB = Non-cystic Fibrosis Bronchiectasis PDE4 = Phosphodiesterase-4 pMDI = Pressurized metered-dose inhaler